February 27, 2017

Union Bank and Trust Company
Attn: Jim Baumann, Ass't Vice President
4342 Pioneers Woods Drive
Lincoln, NE 68501-2535

Re: Private Loan Servicing

Dear Jim:

As you recently discussed with Jim Kruger of Nelnet, Union Bank intends to retain ownership of approximately $710,000 of private education loans originated under the "U-Fi" brand (the "U-Fi Loans"), which would otherwise have been sold to Nelnet under the Guaranteed Purchase Agreement between the parties, dated as of December 22, 2014.

The U-Fi Loans are currently serviced under the Private Student Loan Origination and Servicing Agreement between the parties, dated as of December 22, 2014. As of March 1, 2017, however, Nelnet agrees to modify the servicing rates of the U-Fi Loans to mirror the Private Student Loan Servicing Agreement between the parties dated as of October 9, 2014, and will service the U-Fi Loans under the terms and conditions of that agreement.

Please sign below to indicate your agreement to the above.

Sincerely,

Christy Phillips, Managing Director
Nelnet Client Services

Agreed and Acknowledged:
Union Bank and Trust Company

____

Name: Angie Muhleisen

Title: Pres. & CEO

Date: 2-28-17